UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 10, 2007

ARCHSTONE-SMITH TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-11706 (Commission File Number)	84-1592064 (I.R.S. Employer Identification Number)

9200 E. Panorama Circle, Suite 400, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 708-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Archstone-Smith Trust
Form 8-K
Item 8.01. Other Events
     On July 10, 2007, Archstone-Smith Trust (“Archstone”) issued a press release announcing that it had scheduled a special meeting of its shareholders for Tuesday, August 21, 2007 at 12:00 noon, Mountain Time, at The Hyatt Regency Denver Tech Center, Business Plan Lounge, 7800 East Tufts Avenue, Denver, Colorado to approve the merger of Archstone with and into a subsidiary of River Holding, LP, an entity jointly controlled by affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc., pursuant to the Agreement and Plan of Merger, dated as of May 28, 2007, among Archstone, Archstone-Smith Operating Trust, and affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc., and the other transactions contemplated by the merger agreement. Holders of Archstone common shares of beneficial interest at the close of business on July 12, 2007, the record date for the special meeting, will be entitled to vote at the special meeting. A copy of Archstone’s press release is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release dated July 10, 2007 issued by Archstone-Smith Trust

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2007	By:	/s/ Thomas S. Reif
Thomas S. Reif
Group Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated July 10, 2007 issued by Archstone-Smith Trust.